Exhibit 32.1
CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), John F. Milligan, Ph.D., the President and Chief Executive Officer of Gilead Sciences, Inc. (the Company), and Robin L. Washington, the Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, to which this Certification is attached as Exhibit 32 (the Periodic Report), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.
Dated: November 7, 2016

/s/ JOHN F. MILLIGAN	/s/ ROBIN L. WASHINGTON
John F. Milligan, Ph.D. President and Chief Executive Officer	Robin L. Washington Executive Vice President and Chief Financial Officer
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.